Exhibit 13

Power of Attorney

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, a Director, Senior Vice President, Division General Counsel and Secretary of Transamerica Advisors Life Insurance Company, an Arkansas corporation, do hereby appoint Darin D. Smith my true and lawful attorney-in-fact, for me and in my name, place and stead to execute and file any instrument or document to be filed as part of or in connection with or in any way related to the Registration Statements and any and all amendments thereto, filed by said Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, in connection with the registration of the variable contracts and modified guaranteed annuities listed below, and to have full power and authority to do or cause to be done in my name, place and stead each and every act and thing necessary to appropriate in order to effectuate the same, as fully to all intents and purposes I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, may do or cause to be done by virtue hereof.

Registrant	Product Name	SEC 1933 File Number
Merrill Lynch Life Variable Annuity Separate Account	Portfolio Plus – Pre 86	033-43052
Merrill Lynch Life Variable Annuity Separate Account	Portfolio Plus – Post 86	033-43053
Merrill Lynch Life Variable Annuity Separate Account A	Merrill Lynch Investor Choice AnnuitySM (Investor Series)	333-118362
Merrill Lynch Life Variable Annuity Separate Account A	Merrill Lynch Retirement Plus®	033-43773
Merrill Lynch Life Variable Annuity Separate Account A	Merrill Lynch Retirement Power®	333-90243
Merrill Lynch Life Variable Annuity Separate Account A	Merrill Lynch Retirement Optimizer® A	333-63904
Merrill Lynch Life Variable Annuity Separate Account B	Merrill Lynch Retirement Plus®	033-45379
Merrill Lynch Life Variable Annuity Separate Account C	Merrill Lynch Consults Annuity®	333-73544
Merrill Lynch Life Variable Annuity Separate Account D	Merrill Lynch Investor Choice AnnuitySM (IRA Series)	333-119364
Merrill Lynch Life Variable Annuity Separate Account D	Merrill Lynch IRA Annuity®	333-91098

IN WITNESS WHEREOF, I have hereunto set my hand this 21st day of March, 2013.

/s/ Richard Wirth
Richard Wirth
Director, Senior Vice President, Division General Counsel and Secretary